UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

Inland Real Estate Income Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

[COMPANY LOGO]

Your response is urgently needed. Please vote your account today.

Our annual stockholder meeting has been adjourned to December 2, 2021 to allow stockholders additional time to cast their vote via proxy. We are seeking your vote in advance of this meeting on important proposals that we believe may enhance our ability to provide a successful liquidity event to stockholders.

You can vote your shares by internet, telephone,

or mail. Simply follow the instructions on the enclosed form.    For your convenience, we’ve highlighted where you can find your unique Control Number. If you have any questions or need assistance, please call 1-877-777-4575.

FOUR WAYS TO VOTE:

ONLINE

WWW.PROXYVOTE.COM

Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

PHONE

WITHOUT A PROXY CARD Call 1-877-777-4575 Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist.

WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

QR CODE

WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed.

MAIL

VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided.

[COMPANY LOGO]

URGENT: MEETING ADJOURNED TO DECEMBER 2, 2021

Important message from our CEO inside.

What am I being asked to approve?

•

As an Inland Income Trust stockholder, you’re being asked to approve proposals that could impact the future of the company and your investment, including important proposals to amend our corporate charter to align it more closely with publicly traded REITs in anticipation of a potential listing of our common stock on a national securities exchange. Such a listing would allow you to more easily sell your shares or buy additional shares of the company.

What action is required?

•

We urge you to vote your Inland Income Trust shares today using any one of the methods described on the reverse side of this insert. A failure to vote has the effect of a vote against the charter proposals, and your prompt response could help us meet stockholder approval requirements before the December 2nd meeting date, thereby reducing the risk of additional adjournments and incurring solicitation costs. If you have any questions about voting, please call our proxy solicitor, Broadridge at 1-877-777-4575.

[COMPANY LOGO]

URGENT: WE STILL NEED YOUR VOTE!

OUR ANNUAL MEETING OF STOCKHOLDERS HAS BEEN ADJOURNED TO DECEMBER 2, 2021, TO CONTINUE TO SOLICIT VOTES.

Dear Fellow Stockholder,

The Annual Meeting of Stockholders of Inland Real Estate Income Trust, Inc. (Inland Income Trust, we or the Company) has been adjourned and will be held on Thursday, December 2, 2021, at 11:00 am CST. Please allow me just a few minutes of your time to explain why your vote is so important.

Inland Income Trust has proposed charter changes that are detailed in the Company’s proxy materials. Among other reasons for the proposed changes, in anticipation of a potential listing of our stock for public trading, the changes are intended to align the charter with those of publicly traded REITs.

Below are a few other important points to consider:

•	Our goal, as expressed in our strategic plan for the Company, is to provide a liquidity event for stockholders.
•

We believe that the proposed charter changes are in the best interest of the Company and that making the changes will provide the Company with greater flexibility in operating and pursuing liquidity events and other opportunities.

•	Our Board of Directors, including all of the independent directors, recommends a vote FOR all of the proposed charter amendments.

As of the date of this letter, your vote is missing, and a failure to vote has the same effect as a vote against the charter amendment proposals. We intend to continue to solicit votes in favor of these proposals. Voting today will avoid the need for our proxy solicitor, Broadridge, to initiate further calls, emails or mailings to you, and help us avoid the associated cost. See below for quick and easy voting methods.

We appreciate your investment in Inland Income Trust and thank you in advance for voting your shares. Sincerely,

/s/ Mitchell Sabshon

Mitchell Sabshon

Chief Executive Officer

Inland Real Estate Income Trust, Inc.

FOUR WAYS TO VOTE:

ONLINE

WWW.PROXYVOTE.COM

Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

PHONE

WITHOUT A PROXY CARD Call 1-877-777-4575 Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist.

WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

QR CODE

WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed.

MAIL

VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided.

Cautionary Note Regarding Forward-Looking Statements

This letter contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "potential”, “may", “can”, "would", “will”, "expect", "intend", "estimate", "anticipate", "plan", "seek", "appear”, or "believe". Such statements reflect the current view of Inland Income Trust with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to general economic, stock market and commercial real estate market conditions, the effects of the COVID-19 pandemic and measures taken to combat it, competition with our tenants from internet businesses, unforeseen events affecting the commercial real estate industry, retail real estate, or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K for the year ended December 31, 2020 filed on March 18, 2021 and subsequent reports on Form 10-Q filed with the Securities and Exchange Commission.

Although Inland Income Trust believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Income Trust undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to Inland Income Trust or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.